As filed with the Securities and Exchange Commission on March 2, 1999

                                                       Registration No. 333--
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                HUNT CORPORATION
               (Exact name of issuer as specified in its charter)

       Pennsylvania                                              21-0481254
-----------------------                                    -------------------
(State of Incorporation)                                  (IRS Employer ID No.)

 One Commerce Square
 2005 Market Street
 Philadelphia, Pennsylvania                                   19103-7085
 --------------------------                                   ----------
 (Address of Principal Executive Offices)                     (Zip Code)

                     1993 STOCK OPTION AND STOCK GRANT PLAN
                     --------------------------------------
                            (Full title of the plan)

                               William E. Chandler
                         Senior Vice President, Finance
                                Hunt Corporation
                               One Commerce Square
                               2005 Market Street
                           Philadelphia, PA 19103-7085

                                 (215) 656-0300
            --------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                    Copy to:
                           John C. Bennett, Jr., Esq.
                           Drinker Biddle & Reath LLP
                    1100 Philadelphia National Bank Building
                              1345 Chestnut Street
                           Philadelphia, PA 19107-3496

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
Title of securities to    Amount to be           Proposed maximum        Proposed maximum       Amount registration
be registered             registered             offering price per      aggregate offering     fee (1)
                                                 share (1)               price (1)
--------------------------------------------------------------------------------------------------------------------
Common Shares, par
value .$10 per share                     11,000                 $23.500               $258,500
--------------------------------------------------------------------------------------------------------------------
                                         45,283                 $24.844             $1,125,011
--------------------------------------------------------------------------------------------------------------------
                                         35,332                 $24.594               $868,955
--------------------------------------------------------------------------------------------------------------------
                                         11,666                 $21.188               $247,179
--------------------------------------------------------------------------------------------------------------------
                                         12,750                 $23.250               $296,437
--------------------------------------------------------------------------------------------------------------------
                                        211,440                 $18.625             $3,938,070
--------------------------------------------------------------------------------------------------------------------
                                      1,422,529                $10.4375            $14,847,646
--------------------------------------------------------------------------------------------------------------------
Total                                 1,750,000  $                                 $21,581,798      $6,000
--------------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(c) and (h). As to shares subject to outstanding but unexercised options, the price and fee are computed based upon the prices at which such options may be exercised. As to remaining shares the price and fee are computed based upon the average of the highest and lowest prices for the common shares as reported in the New York Stock Exchange consolidated reporting system on February 23, 1999.

                                     PART I

                    INFORMATION REQUIRED IN THE SECTION 10(a)
                                   PROSPECTUS


        (Not required to be filed as part of this registration statement)


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Pursuant to General Instruction E (Registration of Additional Securities) to Form S-8, the Registrant hereby incorporates by reference the contents of its Registration Statement on Form S-8 (Registration No. 33-70660) relating to its 1993 Stock Option and Stock Grant Plan, except for the items set forth below:

         Item 8.  Exhibits

               (5)         Opinion re:  Legality

                           (a)      Opinion of Drinker Biddle & Reath LLP

               (23)        Consents of Experts and Counsel

                           (a)   Consent of PricewaterhouseCoopers LLP
                           (b) (the consent of counsel is contained in the opinion filed as Exhibit 5(a) hereto)

                                   SIGNATURES



                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania on February 24, 1999.



                                          HUNT CORPORATION


                                          By:  /s/ William E. Chandler
                                               -------------------------------
                                               William E. Chandler
                                               Senior Vice President, Finance

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. EACH PERSON IN SO SIGNING, ALSO MAKES, CONSTITUTES AND APPOINTS DONALD L. THOMPSON, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE REGISTRANT, AND WILLIAM E. CHANDLER, SENIOR VICE PRESIDENT, FINANCE, OF THE REGISTRANT, AND EACH OF THEM, HIS OR HER TRUE AND LAWFUL ATTORNEYS-IN-FACT, IN HIS OR HER NAME, PLACE AND STEAD TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ANY AND ALL POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT.

Signature                                Capacity                                           Date
---------------------------------        -------------------------------------              -----------------

/s/ Donald L. Thompson                   Chairman of the Board of Directors
---------------------------------        President and Chief Executive Officer              February 24, 1999
Donald L. Thompson

/s/ William E. Chandler                  Senior Vice President, Finance
---------------------------------        (Principal Financial Officer)                      February 24, 1999
William E. Chandler

/s/ John Fanelli, III                    Vice President and Controller
---------------------------------        (Principal Accounting Officer)                     February 24, 1999
John Fanelli, III

/s/ Donald D. Belcher
---------------------------------
Donald D. Belcher                        Director                                           February 10, 1999

/s/ Jack Farber
---------------------------------
Jack Farber                              Director                                           February 10, 1999

/s/ Malcolm J. Thompson
---------------------------------
Malcolm J. Thompson                      Director                                           February 10, 1999

/s/ William F. Hamilton
---------------------------------
William F. Hamilton                      Director                                           February 10, 1999


---------------------------------
Mary R. Henderson                        Director                                           February ___, 1999

/s/ Gordon A. MacInnes
---------------------------------
Gordon A. MacInnes                       Director                                           February 10, 1999

/s/ Wilson D. McElhinny
---------------------------------
Wilson D. McElhinny                      Director                                           February 10, 1999

/s/ Robert H. Rock
---------------------------------
Robert H. Rock                           Director                                           February 10, 1999

/s/ Roderic H. Ross
---------------------------------
Roderic H. Ross                          Director                                           February 10, 1999

/s/ Victoria B. Vallely
---------------------------------
Victoria B. Vallely                      Director                                           February 10, 1999